Borrowers:	Inuvo, Inc. Babytobee, LLC Kowabunga Marketing, Inc. Vertro, Inc. ALOT, Inc. 143 Varick Street New York, NY 10013	Lender:	BRIDGE BANK, National Association 55 Almaden Boulevard, Suite 100 San Jose, CA 95113

This BUSINESS FINANCING AGREEMENT, dated as of March 1, 2012, is made and entered into between BRIDGE BANK, NATIONAL ASSOCIATION ("**Lender**") and INUVO, INC., a Nevada corporation ("**Parent**"), BABYTOBEE, LLC, a New York limited liability company ("**Babytobee**"), KOWABUNGA MARKETING, INC., a Michigan corporation ("**Kowabunga**") VERTRO, INC., a Delaware corporation ("**Vertro**") and ALOT, INC., a Delaware corporation ("**ALOT**") and together with Parent, Babytobee, Kowabunga and Vertro, each a **Borrower**" and collectively, "**Borrowers**") on the following terms and conditions:

1. REVOLVING CREDIT LINE.

1.1 **Advances**. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Advances to Borrowers not exceeding the Credit Limit or the Borrowing Base, whichever is less; provided that in no event shall Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. It shall be a condition to each Advance that (a) an Advance Request acceptable to Lender has been received by Lender, (b) all of the representations and warranties set forth in Section 3 are true and correct on the date of such Advance as though made at and as of each such date, and (c) no Default has occurred and is continuing, or would result from such Advance. On the date of this Agreement, subject to availability under the Borrowing Base, Lender shall be deemed to have made an Advance to Borrower which shall refinance all existing Indebtedness under the Existing Agreements.

1.2 **Advance Requests**. Borrowers may request that Lender make an Advance by delivering to Lender an Advance Request therefor and Lender shall be entitled to rely on all the information provided by Borrowers to Lender on or with the Advance Request. The Lender may honor Advance Requests, instructions or repayments given by a Borrower or by any Authorized Person.

1.3 **Due Diligence**. Lender may, after no less than three days prior notice (unless an Event of Default exists, in which case no notice will be required), audit each Borrower's Receivables and any and all records pertaining to the Collateral, at Lender's sole discretion and at Borrowers' expense. The first such audit shall be completed prior to the first Advance being made and no less often than semi-annually thereafter. Lender may at any time and from time to time contact Account Debtors and other persons obligated or knowledgeable in respect of Receivables to confirm the Receivable Amount of such Receivables, to determine whether Receivables constitute Eligible Receivables, and for any other purpose in connection with this Agreement. If any of the Collateral or a Borrower's books or records pertaining to the Collateral are in the possession of a third party, such Borrower authorizes that third party to permit Lender or its agents to have access to perform inspections or audits thereof and to respond to Lender's requests for information concerning such Collateral and records.

1.4 **Collections**. Lender shall have the exclusive right to receive all Collections on all Receivables. Each Borrower has entered into a collection services agreement acceptable to Lender (the "**Lockbox Agreement**"). Each Borrower shall use the lockbox address as the remit to and payment address for all of such Borrower's Collections. Lender shall credit Collections with respect to Receivables received by Lender to Borrowers' Account Balance within three business days of the date received; provided that upon the occurrence and during the continuance of any Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine. Lender has no duty to do any act other than to apply such amounts as required above. If an item of Collections is not honored or Lender does not receive good funds for any reason, the amount shall be included in the Account Balance as if the Collections had not been received and Finance Charges shall continue to accrue thereon. All Collections received to the lockbox or otherwise received by Lender will, until credited as above provided, be deposited to a non-interest bearing cash collateral account maintained with Lender and Borrowers will not have access to that account. Lender shall have, with respect to any goods related to the Receivables, all the rights and remedies of an unpaid seller under the California Uniform Commercial Code and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.

1.5 **Receivables Activity Report**. Within 30 days after the end of each Month End , Lender shall send to Borrowers a report covering the transactions for the prior billing period, including the amount of all Advances, Collections, Adjustments, Finance Charges, and other fees and charges. The accounting shall be deemed correct and conclusive unless Borrowers make written objection to Lender within 45 days after the Lender sends the accounting to Borrowers.

1.6 **Adjustments**. In the event any Adjustment or dispute is asserted by any Account Debtor, Borrowers shall promptly advise Lender and shall, subject to the Lender's approval, resolve such disputes and advise Lender of any Adjustments; provided that in no case will the aggregate Adjustments made with respect to any Receivable exceed 2% of its original Receivable Amount unless the applicable Borrower has obtained the prior written consent of Lender. So long as any Obligations are outstanding, Lender shall have the right, at any time, to take possession of any rejected, returned, or recovered personal property. If such possession is not taken by Lender, the applicable Borrower is to resell it for Lender's account at Borrowers' expense with the proceeds made payable to Lender. While a Borrower retains possession of any returned goods, such Borrower shall segregate said goods and mark them as property of Lender.

1.7 **Recourse; Maturity**. Advances and the other Obligations shall be with full recourse against Borrowers. On the Maturity Date, the Borrowers will pay all then outstanding Advances and other Obligations to the Lender (other than with respect to the Term Loans) or such earlier date as shall be herein provided.

1.8 **Letter of Credit Sublimit.** Subject to the terms and conditions of this Agreement, Lender hereby agrees to issue or cause an Affiliate to issue letters of credit for the account of Borrowers (each, a "Letter of Credit" and collectively, "Letters of Credit") from time to time; provided that, unless such Letters of Credit are secured by unencumbered cash on terms acceptable to Lender, (a) the Letter of Credit Obligations shall not at any time exceed the Letter of Credit Sublimit and (b) the Letter of Credit Obligations will be treated as Advances for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. The form and substance of each Letter of Credit shall be subject to approval by Lender, in its sole discretion. Each Letter of Credit shall be subject to the additional terms of the Letter of Credit agreements, applications and any related documents required by Lender in connection with the issuance thereof (each, a "Letter of Credit Agreement"). Each draft paid under any Letter of Credit shall be repaid by Borrowers in accordance with the provisions of the applicable Letter of Credit Agreement. No Letter of Credit shall be issued that results in an Overadvance or while any Overadvance is outstanding. At Borrowers' discretion prior to the Maturity Date, but in any event, upon the Maturity Date, the amount of Letters of Credit Obligations shall be secured by unencumbered cash on terms acceptable to Lender if the term of this Agreement is not extended by Lender.

1.9 **Cash Management Services.** Borrowers may use availability hereunder up to the Cash Management Sublimit for Lender's cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "**Cash Management Services**"). The entire Cash Management Sublimit will be treated as an Advance for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. The Cash Management Services shall be subject to additional terms set forth in applicable cash management services agreements. Upon the Maturity Date, all Obligations with respect to Cash Management Services shall be secured by unencumbered cash on terms acceptable to Lender if the term of this Agreement is not extended by Lender.

1.10 **Foreign Exchange Facility.** Borrowers may enter in foreign exchange forward contracts with Lender under which Borrowers commit to purchase from or sell to Lender a set amount of foreign currency more than one business day after the contract date (the "**FX Forward Contract**"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Sublimit. 10% of the amount of each outstanding FX Forward Contract shall be treated as an Advance for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. Lender may terminate the FX Forward Contracts if an Event of Default occurs. Each FX Forward Contract shall be subject to additional terms set forth in the applicable FX Forward Contract or other agreements executed in connection with the foreign exchange facility. Upon the Maturity Date, all Obligations with respect to FX Forward Contracts shall be secured by unencumbered cash on terms acceptable to Lender if the term of this Agreement is not extended by Lender.

1.11 **Overadvances**. Upon any occurrence of an Overadvance, Borrowers shall immediately pay down the Advances such that, after giving effect to such payments, no Overadvance exists.

1.12 **Term Loans**.

(a) Term Loans. Subject to and upon the terms and conditions hereof, Lender agrees to make Term Loans to Borrowers. Borrowers may request Term Loans at any time from the date of this Agreement through the Availability End Date. The aggregate outstanding amount of the Term Loans shall not exceed $5,000,000. During each Term Loan Draw Period, Borrowers shall be required to draw Term Loans of an amount equal to at least the lesser of (i) $250,000 or (ii) the remaining amount available to be Borrowers with respect to the Term Loans. If, as of the last day of any Term Loan Draw Period, Borrowers have not drawn Term Loans of at least $250,000, Lender shall make a Term Loan to Borrowers in an amount equal to (A) the lesser of (i) $250,000 or (ii) the remaining amount available to be Borrowed with respect to the Term Loans minus (B) the principal amount of Term Loans made during such Term Loan Draw Period.

(b) Interest on the Term Loans. The outstanding principal amount of the Term Loans shall accrue interest at the Term Loan Rate and shall be payable in accordance with Section 1.12(c).

(c) Repayment. Borrowers shall repay any Term Loans made during the Term Loan A Draw Period in (i) 45 equal installments of principal plus (ii) monthly payments of interest beginning on June 10, 2012, and on the 10th calendar day of each month thereafter until the Term Loan Maturity Date. Borrowers shall repay any Term Loans made during the Term Loan B Draw Period in (i) 42 equal installments of principal plus (ii) monthly payments of interest beginning on September 10, 2012, and on the 10th calendar day of each month thereafter until the Term Loan Maturity Date. Borrowers shall repay any Term Loans made during the Term Loan C Draw Period in (i) 39 equal installments of principal plus (ii) monthly payments of interest beginning on December 10, 2012, and on the 10th calendar day of each month thereafter until the Term Loan Maturity Date. Borrowers shall repay any Term Loans made during the Term Loan D Draw Period in (i) 36 equal installments of principal plus (ii) monthly payments of interest beginning on March 10, 2013, and on the 10th calendar day of each month thereafter until the Term Loan Maturity Date. In any event, on the Term Loan Maturity Date, Borrowers will repay the remaining principal balance plus any interest then due on the Term Loans.

(d) Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrowers shall immediately pay to Lender an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued interest thereon through the date of payment, (ii) the Prepayment Fee (if applicable), plus (iii) all other sums, that shall have become due and payable with respect to the Term Loans.

(e) Permitted Prepayment of Term Loans. Borrowers shall have the option to prepay all, but not less than all, of the Term Loans, provided Borrowers (i) provide written notice to Lender of their election to prepay the Term Loans at least ten (10) Business Days prior to such prepayment, and (ii) pay to Lender on the date of such prepayment, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued interest thereon through the prepayment date, (B) the Prepayment Fee, if applicable, plus (C) all other sums, that shall have become due and payable with respect to the Term Loans.

2. FEES AND FINANCE CHARGES.

2.1 Finance Charges. Lender may, but is not required to, deduct the amount of accrued Finance Charge from Collections received by Lender. The accrued and unpaid Finance Charge shall be due and payable within 10 calendar days after each Month End during the term hereof.

2.2 Fees.

(a) **Termination Fee**. In the event this Agreement is terminated prior to the first anniversary of the date of this Agreement, Borrowers shall pay the Termination Fee to Lender; provided however the Termination Fee shall be waived if Borrowers transfer to a different Bridge Bank facility or division, unless the transfer is a result of an Event of Default.

(b) **Facility Fee**. Borrowers shall pay the Facility Fee to Lender promptly upon the execution of this Agreement and annually thereafter. Borrower shall be entitled to a credit against such fee for any remaining portion of facility fees paid pursuant to the Existing Agreements.

(c) **Term Loan Facility Fee**. Borrowers shall pay the Term Loan Facility Fee to Lender promptly upon the execution of this Agreement.

(d) **Prepayment Fee**. In the event the Term Loans are prepaid prior to the first anniversary of the date of this Agreement, Borrowers shall pay the Prepayment Fee to Lender; provided however that the Prepayment Fee shall be waived if Borrowers transfer to a different Bridge Bank facility or division, unless the transfer is a result of an Event of Default.

(e) **Due Diligence Fee**. Borrowers shall pay the Due Diligence Fee to Lender promptly upon the execution of this Agreement and annually thereafter.

(f) **Letter of Credit Fees**. Borrowers shall pay to Lender fees upon the issuance of each Letter of Credit, upon the payment or negotiation of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Lender's standard fees and charges then in effect for such activity.

(g) **Maintenance Fee**. The accrued and unpaid Maintenance Fee shall be due and payable within 10 calendar days after each Month End during the term hereof.

(h) **Cash Management and FX Forward Contract Fees**. Borrowers shall pay to Lender fees in connection with the Cash Management Services and the FX Forward Contracts as determined in accordance with Lender's standard fees and charges then in effect for such activity.

(i) **Fee in Lieu of Warrant**. Borrowers shall pay the Fee in Lieu of Warrant to Lender promptly upon the execution of this Agreement.

3. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants:

3.1 No representation, warranty or other statement of Borrower in any certificate or written statement given to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

3.2 Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

3.3 The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower's organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

3.4 Borrower has good title to the Collateral and all inventory is in all material respects of good and marketable quality, free from material defects.

3.5 Borrower's name, form of organization, chief executive office, and the place where the records concerning all Receivables and Collateral are kept is set forth at the beginning of this Agreement, Borrower is located at its address for notices set forth in this Agreement.

3.6 If Borrower owns, holds or has any interest in, any copyrights (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.

4. MISCELLANEOUS PROVISIONS. Each Borrower will:

4.1 Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower's business or operations and not merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of a third party, unless (i) any such acquired entity becomes a "borrower" under this Agreement and (ii) Lender has previously consented to the applicable transaction in writing.

4.2 Give Lender at least 30 days prior written notice of changes to its name, organization, chief executive office or location of records.

4.3 Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment to Lender if requested, however Borrower may in good faith protest tax assessments and withhold payment of the protested portion of taxes during the pendency of such protest if Borrower provides the taxing authority with a bond or other surety acceptable to such authority and to Lender in its sole discretion in the amount of the taxes subject to the protest.

4.4 Maintain:

(a) insurance satisfactory to Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower's properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for the Borrower's business. Each such policy shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof.

(b) all risk property damage insurance policies (including without limitation windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising the Collateral. Each insurance policy must be for the full replacement cost of the Collateral and include a replacement cost endorsement. The

insurance must be issued by an insurance company acceptable to Lender and must include a lender's loss payable endorsement in favor of Lender in a form acceptable to Lender.

Upon the request of Lender, Borrower shall deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force.

4.5 Immediately transfer and deliver to Lender all Collections Borrower receives.

4.6 Not create, incur, assume, or be liable for any indebtedness or permit any of its Subsidiaries to do so, other than Permitted Indebtedness.

4.7 Not make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so

4.8 Immediately notify Lender if Borrower hereafter obtains any interest in any copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business.

4.9 Provide the following financial information and statements in form and content acceptable to Lender, and such additional information as requested by Lender from time to time. Lender has the right to require Borrower to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a) Within 90 days of the fiscal year end, the annual financial statements of Parent, beginning with Parent's 2011 fiscal year, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion satisfactory to the Lender) by a Certified Public Accountant acceptable to Lender. The statements shall be prepared on a consolidated basis.

(b) No later than 30 days after the end of each month (including the last period in each fiscal year), monthly financial statements of Parent (including a balance sheet and income statement) and a Deferred Revenue report (if applicable), certified and dated by an authorized financial officer. The statements shall be prepared on a consolidating basis.

(c) Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by Borrower to or from Borrower's auditor. If no management letter is prepared, Borrower shall, upon Lender's request, obtain a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter.

(d) Copies of the Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report for Borrower concurrent with the date of filing with the Securities and Exchange Commission.

(e) Financial projections covering a time period acceptable to Lender and specifying the assumptions used in creating the projections. An annual operating budget shall in any case be provided to Lender within 60 days of the end of each fiscal year or as modified.

(f) Within 30 days of the end of each month, a compliance certificate of Borrowers, signed by an authorized financial officer of Parent and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action Borrowers are taking and propose to take with respect thereto.

(g) Within 10 business days of the end of each calendar month, a borrowing base certificate, in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof as of the last day of the preceding calendar month.

(h) Within 10 business days of the end of each calendar month, a detailed aging of Borrower's receivables by invoice or a summary aging by account debtor, together with payable aging and such other matters as Lender may request.

(i) Promptly upon Lender's request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Borrower and as to each guarantor of Borrower's obligations to Lender as Lender may request.

4.10 Maintain its primary depository and operating accounts with Lender and, in the case of any deposit accounts not maintained with Lender, grant to Lender a first priority perfected security interest in and "control" (within the meaning

of Section 9104 of the California Uniform Commercial Code) of such deposit account pursuant to documentation acceptable to Lender.

4.11 Utilize Lender's International Services Group for foreign exchange, hedging, and letter of credit activity

4.12 Provide to Lender promptly upon the execution hereof, the following documents which shall be in form satisfactory to Lender: (i) account control agreements with respect to any depository, operating or investments accounts held at another financial institution other than Lender, (ii) an Intellectual Property Security Agreement from each Borrower, (iii) Corporate/Limited Liability Company Resolutions to Borrow from each Borrower, (iv) an Insurance Authorization Letter, and (v) execution versions of all documents entered into by a Borrower in connection with the acquisition by Parent of 100% of the issued and outstanding equity securities of Vertro.

4.13 Promptly provide to Lender such additional information and documents regarding the finances, properties, business or books and records of Borrower or any guarantor or any other obligor as Lender may request.

4.14 If at any time after the date hereof, any Subsidiary of a Borrower holds any material assets, the applicable Borrower shall, promptly upon Lender's request (a) cause such Subsidiary to provide to Lender either a joinder hereto (to cause such Subsidiary to become a co-borrower hereunder) or a Guaranty, together with such appropriate security agreements and/or financing statements, all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such Subsidiary), (b) provide to Lender appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such Subsidiary, in form and substance satisfactory to Lender, and (c) provide to Lender all other documentation in form and substance satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.

4.15 Maintain Borrowers' consolidated financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a) Asset Coverage Ratio not at any time less than (i) 1.10 to 1.0 at all times until September 30, 2012 and (ii) 1.25 to 1.0 at all times thereafter, measured monthly.

(b) Operating Profit of at least $200,000, tested monthly on a trailing 3 month basis for each monthly measuring period from March 2012 through May 2012.

(c) Debt Service Coverage Ratio of at least 1.50 to 1.0, tested monthly on a trailing 3 month basis, beginning with the June 2012 measuring period.

5. SECURITY INTEREST. To secure the prompt payment and performance to Lender of all of the Obligations, each Borrower hereby grants to Lender a continuing security interest in the Collateral. No Borrower is authorized to sell, assign, transfer or otherwise convey any Collateral without Lender's prior written consent, except for the sale of finished inventory in such Borrower's usual course of business. Each Borrower agrees to sign any instruments and documents requested by Lender to evidence, perfect, or protect the interests of Lender in the Collateral. Each Borrower agrees to deliver to Lender the originals of all instruments, chattel paper and documents evidencing or related to Receivables and Collateral. No Borrower shall grant or permit any lien or security in the Collateral or any interest therein or permit any Subsidiary to do so, other than Permitted Liens.

6. POWER OF ATTORNEY. Each Borrower irrevocably appoints Lender and its successors and as true and lawful attorney in fact, and authorizes Lender (a) to, whether or not there has been an Event of Default, (i) demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Lender's name or Borrower's name, as Lender may choose; (ii) prepare, file and sign Borrower's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document; (iii) notify all Account Debtors with respect to the Receivables to pay Lender directly; (iv) receive and open all mail addressed to Borrower for the purpose of collecting the Receivables; (v) endorse Borrower's name on any checks or other forms of payment on the Receivables; (vi) execute on behalf of Borrower any and all instruments, documents, financing statements and the like to perfect Lender's interests in the Receivables and Collateral; (vii) debit any Borrower's deposit accounts maintained with Lender for any and all Obligations due under this Agreement; and (viii) do all acts and things necessary or expedient, in furtherance of any such purposes, and (b) to, upon the occurrence and during the continuance of an Event of Default, sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Receivables. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Borrower to Lender hereunder shall be applicable with respect to all Receivables and all Collateral.

7. DEFAULT AND REMEDIES.

7.1 **Events of Default**. The occurrence of any one or more of the following shall constitute an Event of Default hereunder.

(a) **Failure to Pay**. Borrowers fail to make a payment when due under this Agreement.

(b) **Lien Priority**. Lender fails to have an enforceable first lien (except for any prior liens to which Lender has consented in writing) on or security interest in the Collateral.

(c) **False Information**. A Borrower (or any guarantor) has given Lender any materially false or misleading information or representations or has failed to disclose any material fact relating to the subject matter of this Agreement.

(d) **Bankruptcy**. A Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against a Borrower (or any guarantor) or a Borrower (or any guarantor) makes a general assignment for the benefit of creditors.

(e) **Receivers**. A receiver or similar official is appointed for a substantial portion of a Borrower's (or any guarantor's) business, or the business is terminated.

(f) **Judgments**. (i) Any judgments or arbitration awards are entered against a Borrower (or any guarantor) with respect to a Scheduled Dispute, or Borrower (or any guarantor) enters into any settlement agreements with respect to a Scheduled Dispute, and the amount of such agreements, awards, and judgments exceeds $500,000 individually or $1,000,000 in the aggregate, or (ii) any judgments or arbitration awards are entered against Borrower (or any guarantor) with respect to litigation or arbitration that is not a Scheduled Dispute, or Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration that is not a Scheduled Dispute, and the aggregate amount of all such judgments, awards, and agreements exceeds $100,000.

(g) **Material Adverse Change**. A material adverse change occurs, or is reasonably likely to occur, in a Borrower's (or any guarantor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

(h) **Cross-default**. Any default occurs under any agreement in connection with any credit a Borrower (or any guarantor) or any of a Borrower's Affiliates has obtained from anyone else or which a Borrower (or any guarantor) or any of a Borrower's Affiliates has guaranteed (other than trade amounts payable incurred in the ordinary course of business and not more than 60 days past due).

(i) **Default under Related Documents**. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect.

(j) **Other Agreements**. A Borrower (or any guarantor) or any of a Borrower's Affiliates fails to meet the conditions of, or fails to perform any obligation under any other agreement a Borrower (or any guarantor) or any of a Borrower's Affiliates has with Lender or any Affiliate of Lender.

(k) **Change of Control**. The holders of the capital ownership of a Borrower as of the date hereof cease to own and control, directly and indirectly, at least 51% of the capital ownership of such Borrower.

(l) **Other Breach Under Agreement**. A Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to above.

7.2 **Remedies**. Upon the occurrence of an Event of Default, (1) without implying any obligation to do so, Lender may cease making Advances or extending any other financial accommodations to Borrowers; (2) all or a portion of the Obligations shall be, at the option of and upon demand by Lender, or with respect to an Event of Default described in Section 7.1(e), automatically and without notice or demand, due and payable in full; and (3) Lender shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the California Uniform Commercial Code, all the power of attorney rights described in Section 6 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Receivables and all Collateral in any commercial reasonable manner.

8. **ACCRUAL OF INTEREST, FEES.** All interest and finance charges hereunder calculated at an annual rate shall be based on a year of 360 days, which results in a higher effective rate of interest than if a year of 365 or 366 days were used. Lender may charge interest, finance charges and fees based upon the projected amounts thereof as of the due dates therefor, and adjust subsequent charges to account for the actual accrued amounts. If any amount due under Section 2.2, amounts due under

Section 9, and any other Obligations not otherwise bearing interest hereunder is not paid when due, such amount shall bear interest at a per annum rate equal to the Finance Charge Percentage until the earlier of (i) payment in good funds or (ii) entry of a trial judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.

9. **FEES, COSTS AND EXPENSES; INDEMNIFICATION**. Borrowers will pay to Lender upon demand all fees, costs and expenses (including fees of attorneys and professionals and their costs and expenses) that Lender incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Lender, a Borrower or any other person) in any way relating to the Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against Borrowers or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Receivables or the Collateral, (e) collecting the Receivables and the Obligations, or (f) the representation of Lender in connection with any bankruptcy case or insolvency proceeding involving a Borrower, any Receivable, the Collateral, any Account Debtor, or any guarantor. Borrowers shall indemnify and hold Lender harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing.

10. **INTEGRATION, SEVERABILITY WAIVER, CHOICE OF LAW, FORUM AND VENUE**.

10.1 This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between Lender and Borrowers concerning this credit; (b) replace any prior oral or written agreements between Lender and Borrowers concerning this credit; and (c) are intended by Lender and Borrowers as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. If any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Lender retains all of its rights, even if it makes an Advance after a default. If Lender waives a default, it may enforce a later default. Any consent or waiver under, or amendment of, this Agreement must be in writing, and no such consent, waiver, or amendment shall imply any obligation by Lender to make any subsequent consent, waiver, or amendment.

10.2 THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE BORROWERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 11.

11. **NOTICES; TELEPHONIC AND TELEFAX AUTHORIZATIONS.** All notices shall be given to Lender and Borrowers at the addresses or faxes set forth on the signature page of this agreement and shall be deemed to have been delivered and received: (a) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage pre-paid, (b) one (1) calendar day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopy, telefax or telex. Lender may honor telephone or telefax instructions for Advances or repayments given, or purported to be given, by any one of the Authorized Persons. Each Borrower will indemnify and hold Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions Lender reasonably believes are made by any Authorized Person. This paragraph will survive this Agreement's termination, and will benefit Lender and its officers, employees, and agents.

12. **DEFINITIONS AND CONSTRUCTION**.

12.1 **Definitions**. In this Agreement:

"**Account Balance**" means at any time the aggregate of the Advances outstanding as reflected on the records maintained by Lender, together with any past due Finance Charges thereon.

"**Account Debtor**" has the meaning in the California Uniform Commercial Code and includes any person liable on any Receivable, including without limitation, any guarantor of any Receivable and any issuer of a letter of credit or banker's acceptance assuring payment thereof.

"**Adjustments**" means all discounts, allowances, disputes, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Receivable.

"**Advance**" means an advance made by Lender to Borrowers under this Agreement (but excluding the Term Loans).

"**Advance Rate**" means 80%, or such greater or lesser percentage as Lender may from time to time establish in its sole discretion upon notice to Borrowers.

"**Advance Request**" means a writing in form and substance satisfactory to Lender and signed by an Authorized Person requesting an Advance or a Term Loan.

"**Agreement**" means this Business Financing Agreement.

"**Affiliate**" means, as to any person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person or entity.

"**Asset Coverage Ratio**" means all unrestricted cash and cash equivalents maintained with Lender, plus Eligible Receivables (as reported on the most recent Borrowing Base Certificate delivered to Lender by Borrowers) divided by the total amount of the Obligations (but excluding any Obligations that are cash secured to Lender's satisfaction).

"**Authorized Person**" means any one of the individuals authorized to sign on behalf of Borrowers, and any other individual designated by any one of such authorized signers.

"**Availability End Date**" is March 1, 2013.

"**Borrowing Base**" means at any time the sum of (i) the Eligible Receivable Amount multiplied by the Advance Rate plus (ii) $1,000,000 of non-formula availability minus (iii) such reserves as Lender may deem proper and necessary from time to time.

"**Cash Management Sublimit**" means $500,000.

"**Collateral**" means all of each Borrower's rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following (collectively, the "Collateral"): (a) all accounts (including health care insurance receivables), chattel paper (including tangible and electronic chattel paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of a Borrower which is now or hereafter identified by a Borrower or Lender, general intangibles (including payment intangibles and software), goods (including fixtures) and all of each Borrower's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment.

"**Collections**" means all payments from or on behalf of an Account Debtor with respect to Receivables.

"**Compliance Certificate**" means a certificate in the form attached as Exhibit A to this Agreement by an Authorized Person that, among other things, the representations and warranties set forth in this Agreement are true and correct as of the date such certificate is delivered.

"**Credit Limit**" means $10,000,000, which is intended to be the maximum amount of Advances at any time outstanding.

Debt Service Coverage Ratio" means the ratio of (i) Operating Profit to (ii) the sum of the current portion of Borrower's long term indebtedness for the measuring period.

"**Default**" means any Event of Default or any event that with notice, lapse of time or otherwise would constitute an Event of Default.

"**Deferred Revenue**" is all amounts received or invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue.

"**Due Diligence Fee**" means a payment of an annual fee equal to $900 due upon the date of this Agreement and $600 upon each anniversary thereof so long as any Advance is outstanding or available hereunder.

"**Eligible Receivable**" means a Receivable that satisfies all of the following:

(a) The Receivable has been created by a Borrower in the ordinary course of such Borrower's business and without any obligation on the part of a Borrower to render any further performance.

(b) There are no conditions which must be satisfied before a Borrower is entitled to receive payment of the Receivable, and the Receivable does not arise from COD sales, consignments or guaranteed sales.

(c) The Account Debtor upon the Receivable does not claim any defense to payment of the Receivable, whether well founded or otherwise.

(d) The Receivable is not the obligation of an Account Debtor who has asserted or may be reasonably be expected to assert any counterclaims or offsets against a Borrower (including offsets for any "contra accounts" owed by a Borrower to the Account Debtor for goods purchased by a Borrower or for services performed for a Borrower).

(e) The Receivable represents a genuine obligation of the Account Debtor and to the extent any credit balances exist in favor of the Account Debtor, such credit balances shall be deducted in calculating the Receivable Amount.

(f) The applicable Borrower has sent an invoice to the Account Debtor in the amount of the Receivable.

(g) The applicable Borrower is not prohibited by the laws of the state where the Account Debtor is located from bringing an action in the courts of that state to enforce the Account Debtor's obligation to pay the Receivable. The applicable Borrower has taken all appropriate actions to ensure access to the courts of the state where Account Debtor is located, including, where necessary; the filing of a Notice of Business Activities Report or other similar filing with the applicable state agency or the qualification by such Borrower as a foreign corporation authorized to transact business in such state.

(h) The Receivable is owned by a Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender, and Lender has a perfected, first priority security interest in such Receivable.

(i) The Account Debtor on the Receivable is not any of the following (unless approved in writing by Lender): (1) an employee, Affiliate, parent or subsidiary of a Borrower, or an entity which has common officers or directors with a Borrower; (2) the U.S. government or any agency or department of the U.S. government unless Borrowers comply with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C. §15) with respect to the Receivable, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against a Borrower; (3) any person or entity located in a foreign country (except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Lender).

(j) The Receivable is not in default (a Receivable will be considered in default if any of the following occur: (i) the Receivable is not paid within 90 days from its invoice date; (ii) the Account Debtor obligated upon the Receivable suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or (iii) any petition is filed by or against the Account Debtor obligated upon the Receivable under any bankruptcy law or any other law or laws for the relief of debtors).

(k) The Receivable does not arise from the sale of goods which remain in a Borrower's possession or under a Borrower's control.

(l) The Receivable is not a bonded Receivable and does not constitute a retention or progress billing;

(m) The Receivable is not evidenced by a promissory note or chattel paper, nor is the Account Debtor obligated to a Borrower under any other obligation which is evidenced by a promissory note.

(n) the Receivable is not that portion of Receivables due from an Account Debtor which is in excess of 35% of Borrowers' aggregate dollar amount of all outstanding Receivables; provided however, with respect to

Receivables where Google, Bing or Yahoo (or another highly qualified Account Debtor approved in writing by Lender) is the Account Debtor, such percentage shall be 70%.

(o) The Receivable is otherwise acceptable to Lender.

"**Eligible Receivable Amount**" means at any time the sum of the Receivable Amounts of the Eligible Receivables.

"**Event of Default**" has the meaning set forth in Section 7.1.

"**Existing Agreements**" are (i) that certain Business Financing Agreement by and between Lender and Vertro and Alot dated as of November 7, 2008 and (ii) that certain Business Financing Agreement by and between Lender and Parent dated as of February 15, 2011.

"**Facility Fee**" means a payment of an annual fee equal to (i) 0.25 percentage points of the Credit Limit minus (ii) the aggregate amount of any facility fees paid by Borrowers to Lender pursuant to the Existing Agreements within the immediately preceding 12 months, due upon the date of this Agreement and each anniversary thereof so long as any Advance is outstanding or available hereunder.

"**Fee in Lieu of Warrant**" means a payment of a fee equal to $50,000 due upon the date of this Agreement

"**Finance Charge**" means an interest amount equal to the Finance Charge Percentage of the ending daily Account Balance for the relevant period.

"**Finance Charge Percentage**" means a rate per year equal to the Prime Rate plus 0.50 percentage points plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

"**FX Sublimit**" means $500,000.

"**Investment**" is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

"**Lender**" means Bridge Bank, National Association, and its successors and assigns.

Letter of Credit" has the meaning set forth in Section 1.8.

"**Letters of Credit Obligation**" means, at any time, the sum of, without duplication, (i) the maximum amount available to be drawn on all outstanding Letters of Credit issued by Lender or by Lender's Affiliate and (ii) the aggregate amount of all amounts drawn and unreimbursed with respect to Letters of Credit issued by the Lender or by Lender's Affiliate.

"**Letter of Credit Sublimit**" means $1,000,000.

"**Maintenance Fee**" means the amount equal to 0.125 percentage points of the ending daily Account Balance for the relevant period.

"**Maturity Date**" means two years from the date hereof or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

"**Month End**" means the last calendar day of each month.

"**Obligations**" means all liabilities and obligations of Borrowers to Lender of any kind or nature, present or future, arising under or in connection with this Agreement or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired; including, without limitation, all Advances, each Term Loan, Finance Charges, fees, interest, expenses, professional fees and attorneys' fees.

"**Operating Profit**" means net income plus interest, taxes, non-cash expenses for amortization, depreciation, stock-based compensation, discontinued operations, and non-recurring non-cash items; provided that all closing costs (fees due to bankers, attorneys, accountants and other professional fees, as well as payments of severance and income taxes to employees) relating to the acquisition of Vertro will be added back to the Operating Profit figure for the calculation of the Operating Profit for the periods including the month of close, so long as Borrowers remain in compliance with the Asset Coverage Ratio covenant set forth in Section 4.15(a).

"**Overadvance**" means at any time an amount equal to the greater of (a) the amounts (if any) by which the total amount of the outstanding Advances (including deemed Advances with respect to the FX Sublimit and the Letter of Credit Sublimit and the total amount of the Cash Management Sublimit) exceeds the lesser of the Credit Limit or the Borrowing Base or (b) the amounts (if any) by which the total amount of the outstanding deemed Advances with respect to the FX Sublimit, the Letter of Credit Sublimit or the Cash Management Sublimit) exceeds the applicable sublimit with respect thereto.

"**Permitted Indebtedness**" means:

(a) Indebtedness under this Agreement or that is otherwise owed to the Lender;

(b) Indebtedness existing on the date hereof and specifically disclosed on a schedule to this Agreement;

(c) Purchase money indebtedness (including capital leases) incurred to acquire capital assets in ordinary course of business and not exceeding $500,000 in total principal amount at any time outstanding;

(d) Other indebtedness in an aggregate amount not to exceed $500,000 at any time outstanding; provided that such indebtedness is junior in priority (if secured) to the Obligations and provided that the incurrence of such Indebtedness does not otherwise cause and Event of Default hereunder;

(e) Indebtedness incurred in the refinancing of any indebtedness set forth in (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Borrowers; and

(f) Subordinated Debt.

"**Permitted Investments**" are:

(a) Investments existing on the date hereof and disclosed to Lender in writing;

(b) Investments consisting of deposit accounts in which Lender has a perfected security interest; and

(c) Investments of one Borrower in another Borrower.

"**Permitted Liens**" means the following but only with respect to property not consisting of Receivables:

(a) Liens securing any of the indebtedness described in clauses (a) through (d) of the definition of Permitted Indebtedness;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender's security interests;

(c) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness described in clause (e) of the definition of Permitted Indebtedness, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

(d) Liens securing Subordinated Debt.

"**Person**" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

"**Prepayment Fee**" means a fee equal to 1% of the outstanding principal amount of the Term Loans at the time of prepayment through the first anniversary of the Agreement.

"**Prime Rate**" means the greater of 3.25% per year or the variable per annum rate of interest most recently announced by Lender as its "Prime Rate." Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Lender's Prime Rate.

"**Receivable Amount**" means as to any Receivable, the Receivable Amount due from the Account Debtor after deducting all discounts, credits, offsets, payments or other deductions of any nature whatsoever, whether or not claimed by the Account Debtor.

"**Receivables**" means each Borrower's rights to payment arising in the ordinary course of such Borrower's business, including accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, and bankers acceptances.

"**Scheduled Disputes**" means the lawsuits, arbitration proceeding and other disputes described in Schedule 1 hereto.

"**Subordinated Debt**" means indebtedness of a Borrower that is expressly subordinated to the indebtedness of Borrowers owed to Lender pursuant to a subordination agreement satisfactory in form and substance to Lender.

"**Subsidiary**" means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

"**Termination Fee**" means a payment equal to 1.00% of the Credit Limit through the first anniversary date of this Agreement.

"**Term Loan**" or "**Term Loans**" has the meaning set forth in Section 1.12.

"**Term Loan Draw Period**" means each of Term Loan Draw Period A, Term Loan Draw Period B, Term Loan Draw Period C and Term Loan Draw Period D.

"**Term Loan Draw Period A**" means the period of time from the date of this Agreement through June 1, 2012.

"**Term Loan Draw Period B**" means the period of time from the first business day after the expiration of the Term Loan Draw Period A through September 1, 2012.

"**Term Loan Draw Period C**" means the period of time from the first business day after the expiration of the Term Loan Draw Period B through December 1, 2012.

"**Term Loan Draw Period D**" means the period of time from the first business day after the expiration of the Term Loan Draw Period C through March 1, 2013.

"**Term Loan Facility Fee**" means a payment of a fee equal to $25,000 due upon the date of this Agreement.

"**Term Loan Maturity Date**" means February 10, 2016.

"**Term Loan Rate**" means a per annum rate equal to the Prime Rate plus 1.00% plus an additional 5.00% during any period that an Event of Default has occurred and is continuing.

12.2 Construction:

(a) In this Agreement: (i) references to the plural include the singular and to the singular include the plural; (ii) references to any gender include any other gender; (iii) the terms "include" and "including" are not limiting; (iv) the term "or" has the inclusive meaning represented by the phrase "and/or," (v) unless otherwise specified, section and subsection references are to this Agreement, and (vi) any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof.

(b) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Borrowers or Lender, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party hereto and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

(c) Titles and section headings used in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

13. **JURY TRIAL WAIVER**. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

14. **JUDICIAL REFERENCE PROVISION**.

14.1 In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

14.2 With the exception of the items specified in Section 14.3, below, any controversy, dispute or claim (each, a "**Claim**") between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the "**Loan Documents**"), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure ("**CCP**"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the "**Court**").

14.3 The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

14.4 The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

14.5 The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

14.6 The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to "priority" in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

14.7 Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

14.8 The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court

proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

14.9 If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

14.10 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

15. **EXECUTION, EFFECTIVENESS, SURVIVAL**. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other documents executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Lender and shall continue in full force and effect until the later of the Maturity Date or the Term Loan Maturity Date and thereafter so long as any Obligations remain outstanding hereunder. Lender reserves the right to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Borrowers' behalf. Each Borrower agrees that Lender shall have the right to identify Borrowers by name in those materials.

16. **OTHER AGREEMENTS**. Any security agreements, liens and/or security interests securing payment of any obligations of Borrowers owing to Lender or its Affiliates also secure the Obligations, and are valid and subsisting and are not adversely affected by execution of this Agreement. An Event of Default under this Agreement constitutes a default under other outstanding agreements between Borrowers and Lender or its Affiliates.

17. **JOINT AND SEVERAL LIABILITY OF BORROWERS; WAIVER OF CERTAIN DEFENSES**.

17.1 Independent obligation. Each Borrower, jointly and severally, promises to pay and perform as and for its own indebtedness and obligation, (i) the due and punctual payment of the obligations hereunder, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, as herein provided or otherwise; and (ii) the punctual and faithful performance, keeping, observance, and fulfillment of all of the agreements, conditions, covenants, and other obligations of Borrowers contained in this Agreement or otherwise with any other obligation with respect to the obligations hereunder. The obligations of each Borrower under this Agreement is a direct, primary, separate, and independent obligation of such Borrower, is not in whole or in part a surety relationship, is absolute and unconditional, and is not dependent in whole or in part upon the obligations of any other Borrower. Each Borrower agrees that it is jointly and severally liable to Lender for the entire amount of the obligations hereunder, and that a separate action may be brought against such Borrower whether such action is brought against any other Borrower or any guarantor or whether any other Borrower or any such guarantor is joined in such action. Each Borrower agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Lender of whatever remedies they may have against any other Borrower or any guarantor, or the enforcement of any lien or realization upon any security Lender may at any time possess. Each Borrower agrees that any release which may be given by Lender to the other Borrower or any guarantor shall not also constitute a release such Borrower. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets of any other Borrower or any guarantor in favor of such Borrower or against or in payment of any or all of the obligations hereunder.

17.2 Waivers. To the maximum extent permitted by applicable law, each Borrower hereby:

(a) Notices. Waives: (A) notice of any Advances or other financial accommodations made or extended under this Agreement, or the creation or existence of any obligations hereunder; (B) notice of the amount of the

obligations hereunder, subject, however, to every Borrower's right to make inquiry of Lender to ascertain the amount of the obligations hereunder at any reasonable time; (C) notice of any adverse change in the financial condition of any Borrower, of any change in value, or the release of any Collateral, or of any other fact that might increase any Borrower's risk hereunder; (D)notice of presentment for payment, demand, protest and notice thereof as to any instrument; (E) notice of any Default; and (F) all other notices (except if such notice is specifically required to be given to such Borrower under any Credit Document to which such Borrower is a party) and demands to which such Borrower might otherwise be entitled;

(b) Suretyship and Other Rights and Defenses. Waives: (A) any rights to assert against Lender any defense (legal or equitable), set-off, counterclaim, or claim which such Borrower may now or at any time hereafter have against any other Borrower; (B) any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the obligations hereunder or any security therefor; (C)any defense arising by reason of any claim or defense based upon an election of remedies by Lender, including any defense based upon an election of remedies by Lender under the provisions of Section 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (D) any defense based on any alteration, impairment or release of the obligations hereunder or any security therefor, whether or not resulting from any act or failure to act by Lender; and (E) any right to require Lender to institute suit against any other Borrower or to exhaust any rights and remedies which Lender has or may have against any other Borrower;

(c) Subrogation. Waives: (A) any right of subrogation such Borrower has or may have as against the other Borrower with respect to the obligations hereunder; (B) any right to proceed against the other Borrower, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the obligations hereunder; and (C) any right to proceed or to seek recourse against or with respect to any property or asset of the other Borrower and hereby agrees that, in light of the waivers contained in this clause, such Borrower shall not be a "creditor" (as that term is defined in Title II of the United States Code or otherwise) of the other Borrower, whether for the purposes of the application of Sections 547 or 550 of Title 11 of the United States Code or otherwise); and

(d) Statutory Rights. WAIVES, WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS SECTION, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2787 to 2855, AND CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, and 726.

17.3 Consent to Alterations and Releases. Each Borrower consents and agrees that, without notice to or by such Borrower and without affecting or impairing the obligations of such Borrower hereunder, Lender may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of this Agreement or may grant other indulgences to any Borrower in respect thereof, or may agree to amend or modify in any manner and at any time (or from time to time) any one or more of this Agreement, or may, by action or inaction, release or substitute any guarantor, if any, of the obligations hereunder, or may enforce, exchange, release, or waive, by action or inaction, any security for the obligations hereunder or any guaranty of the obligations hereunder, or any portion thereof.

IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement on the day and year above written.

BORROWERS:

INUVO, INC.

By______________________________
Name:____________________________
Title:____________________________

BABYTOBEE, LLC

By______________________________
Name:____________________________
Title:____________________________

KOWABUNGA MARKETING, INC.

By______________________________
Name:____________________________
Title:____________________________

VERTRO, INC.

By______________________________
Name:____________________________
Title:____________________________

ALOT, INC.

By______________________________
Name:____________________________
Title:____________________________

Address for Notices:
143 Varick Street
New York, NY 10013
Fax: ____________________

LENDER:

BRIDGE BANK, NATIONAL ASSOCIATION

By______________________________
Name:____________________________
Title:____________________________

Address for Notices:
55 Almaden Blvd.
San Jose, CA 95113
Fax: (408) 423-8510

SCHEDULE 1

Shareholder Class Action Lawsuits. In 2005, five putative securities fraud class action lawsuits were filed against Vertro and certain of its former officers and directors in the United States District Court for the Middle District of Florida, which were subsequently consolidated. The consolidated complaint alleged that Vertro and the individual defendants violated Section 10(b) of the Exchange Act and that the individual defendants also violated Section 20(a) of the Exchange Act as "control persons." Plaintiffs sought unspecified damages and other relief alleging that, during the putative class period, Vertro made certain misleading statements and omitted material information. The court granted Defendants' motion for summary judgment on November 16, 2009, and the court entered final judgment in favor of all Defendants on December 7, 2009. Plaintiffs appealed the summary judgment ruling and the court's prior orders dismissing certain claims. On September 30, 2011, the Court of Appeals for the Eleventh Circuit affirmed the dismissal of 9 of the 11 alleged misstatements and reversed the court's prior order on summary judgment. On October 21, 2011, Vertro filed a petition for panel rehearing or rehearing *en banc* with the Court of Appeals for the Eleventh Circuit.

Derivative Stockholder Litigation. On July 25, 2005, a stockholder, Bruce Verduyn, filed a putative derivative action purportedly on behalf of Vertro in the United States District Court for the Middle District of Florida, against certain of Vertro's directors and officers. This action is based on substantially the same facts alleged in the securities class action litigation described above. The complaint is seeking to recover damages in an unspecified amount. By agreement of the parties and by orders of the court, the case was stayed pending the resolution of the defendant's motion to dismiss in the securities class action. On July 10, 2007, the parties filed a stipulation to continue the stay of the litigation. On July 13, 2007, the court granted the stipulation to continue the stay and administratively closed the case pending notification by plaintiff's counsel that the case is due to be reopened.

Beth Tarczynski v. Inuvo, Inc. d/b/a Blog Tool Kit, Home Biz Ventures, LLC, and John Doe Defendants; Case No. 11-5111-CI-7, in the Circuit Court for the Sixth Judicial Circuit of Florida. On June 10, 2011, a putative class action complaint was filed alleging violations of the Florida statute prohibiting misleading advertisements, violation of Florida's Deceptive and Unfair Trade Practices Act, fraud in the inducement, conspiracy to commit fraud, restitution/unjust enrichment, and breach of contract. The plaintiffs are seeking certification of a statewide class and unspecified damages. Initial discovery has begun and Inuvo is vigorously defending the action.

Express Revenue, Inc. v. Inuvo, Inc.; Case No. 10-44118-13, in the Circuit Court for the Seventeenth Judicial Circuit of Florida. On November 4, 2010, the plaintiff filed this lawsuit alleging breach of oral contract, and violation of Florida Statute §68.065, among other claims, and seeking approximately $30,000 for allegedly unpaid commissions dating back to 2009. This matter is in its initial stages and Inuvo is defending the claim.

State of Florida civil investigation re Inuvo, Inc. formerly d/b/a iLead Media, LLC d/b/a Home Biz Ventures, LLC, Case No. L09-3-1186. The State of Florida Attorney General's office served a subpoena for documents on November 23, 2009, relating to the negative-option marketing business of former Inuvo subsidiary iLead Media, LLC. Inuvo responded to the subpoena and has continued to engage in informational exchanges with the Attorney General's office.

Oltean, et al. v. Think Partnership, Inc.; Edmonton, Alberta CA. On March 6, 2008, Kelly Oltean, Mike Baldock and Terry Schultz, former employees, filed a breach of employment claim against Inuvo in The Court of Queen's Bench of Alberta, Judicial District of Edmonton, Canada, claiming damages for wrongful dismissal in the amount of $200,000 for each of Kelly Oltean and Terry Schultz and $187,500 for Mike Baldock. On March 6, 2008, the same three plaintiffs filed a similar statement of claim against Vintacom Acquisition Company, ULC, a subsidiary of Inuvo, again for wrongful dismissal and claiming the same damages. In October 2009, the two actions were consolidated. The case is in the discovery stage and Inuvo is vigorously defending the matter.

Litigation Relating to the Merger.

(1) On October 27, 2011, a complaint was filed in the Supreme Court of the State of New York, County of New York against Vertro, its directors, Inuvo, and Merger Sub on behalf of a putative class of similarly situated investors. Two other complaints, also purportedly brought on behalf of the same class of investors, were filed on November 3 and 10, 2011, against these same defendants in the Delaware Chancery Court. The plaintiffs in these suits allege that Vertro's board of directors breached their fiduciary duties regarding the merger and that Vertro, Inuvo, and Merger Sub aided and abetted the alleged breach of fiduciary duties. The plaintiffs ask that the merger be enjoined and seek other unspecified monetary relief.

(2) On December 6, 2011, the plaintiffs in the Delaware Action filed a motion requesting expedited proceedings. The Delaware Chancery Court denied plaintiffs' motion on December 21, 2011. The defendants in the Delaware Action moved to dismiss the plaintiffs' complaint on December 15, 2011 and January 3, 2012 and the Delaware Court entered a

schedule for the submission of further briefs on these motions on January 6, 2012. On December 30, 2011, the plaintiff in the New York Action moved for expedited discovery and proceedings. The defendants opposed this motion on January 11, 2012. The defendants in the New York Action also moved to dismiss the plaintiff's complaint on December 16, 2011 and the parties to that case are currently in the processing of briefing the defendants' motions to dismiss.